As filed with the Securities and Exchange Commission on January 27, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under

THE SECURITIES ACT OF 1933

THE SCO GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	87-0662823
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

355 South 520 West Lindon, Utah 84042 Telephone: (801) 765-4999
(Address of Principal Executive Offices, |including Zip Code)

CALDERA SYSTEMS, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Darl C. McBride Chief Executive Officer The SCO Group, Inc. 355 South 520 West Lindon, Utah 84042 (801) 765-4999	Copy to: Nolan S. Taylor Dorsey & Whitney, LLP 170 South Main Street, Suite 900 Salt Lake City, Utah 84101 (801) 933-7360
(Name, address and telephone number, including area code, of agent for service of process)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share, available for issuance under the Caldera Systems, Inc. 2000 Employee Stock Purchase Plan(3)	209,917	$3.78	$793,487	$84.91

(1)           This registration statement also relates to such additional number of shares available for issuance under the plan as may be required pursuant to the plan in the event of a stock dividend, stock split, recapitalization or other similar event, or as otherwise provided for in the plan.

(2)           Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and Rule 457(c) based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market on January 23, 2006.

(3)           This Registration Statement also relates to rights to purchase shares of Common Stock of the Registrant which are attached to all shares of Common Stock issued pursuant to the terms of the Registrant’s Shareholder Rights Agreement dated as of August 10, 2004. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificate for the Common Stock and will be transferred with and only with such Common Stock. Because no separate consideration is paid for the rights, the registration fee therefore is included in the fee for Common Stock.

EXPLANATORY NOTE

This registration statement is being filed solely for the registration of additional shares of common stock of The SCO Group, Inc. (the “Company”) for issuance pursuant to the Caldera Systems, Inc. 2000 Employee Stock Purchase Plan (the “Plan”).  Accordingly, pursuant to General Instruction E to Form S-8, the contents of the earlier registration statements relating to the Plan (Registration No. 333-43822 and Registration No. 333-124102) are hereby incorporated by reference in this registration statement, except as revised in Part II of this registration statement.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

Exhibit No.	Description
4.1

Amended and Restated Certificate of Incorporation of Caldera International, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-A12G/A (File No. 000-29911))

4.2

Certificate of Amendment to Amended and Restated Certificate of Incorporation regarding consolidation of outstanding shares (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form 8-A12G/A (File No. 000-29911))

4.3

Certificate of Amendment to Amended and Restated Certificate of Incorporation regarding change of name to The SCO Group, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form 8-A12G/A (File No. 000-29911))

4.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form 8-A12G/A (File No. 000-29911))

4.5

Rights Agreement dated as of August 10, 2004 by and between the Registrant and Computershare Trust Company, Inc. (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on September 1, 2004 (File No. 000-29911))

5.1	Opinion of Dorsey & Whitney LLP, as to the legality of the securities offered

23.1	Consent of Tanner LC, Independent Registered Public Accounting Firm

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.3	Consent of Dorsey & Whitney LLP (included in Exhibit No. 5.1)

24.1	Powers of Attorney (included with the signatures in Part II of this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lindon, State of Utah on January 27, 2006.

THE SCO GROUP, INC.

By	/s/ Darl C. McBride
Name: Darl C. McBride
Title:Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Darl C. McBride and Bert B. Young, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

	Chief Executive Officer (Principal executive officer)	January 27, 2006
/s/ Darl C. McBride	and Director
Darl C. McBride
Chief Financial Officer (Principal financial and
/s/ Bert B. Young	accounting officer)	January 27, 2006
Bert B. Young

/s/ Ralph J. Yarro III	Chairman of the Board of Directors	January 27, 2006
Ralph J. Yarro III

/s/ Edward E. Iacobucci	Director	January 27, 2006
Edward E. Iacobucci

/s/ Darcy G. Mott	Director	January 27, 2006
Darcy G. Mott

/s/ Daniel W. Campbell	Director	January 27, 2006
Daniel W. Campbell

/s/ R. Duff Thompson	Director	January 27, 2006
R. Duff Thompson

/s/ Omar T. Leeman	Director	January 27, 2006
Omar T. Leeman

/s/ J. Kent Millington	Director	January 27, 2006
J. Kent Millington

THE SCO GROUP, INC.

EXHIBIT INDEX

Exhibit No.	Description
4.1

Amended and Restated Certificate of Incorporation of Caldera International, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-A12G/A (File No. 000-29911))

4.2

Certificate of Amendment to Amended and Restated Certificate of Incorporation regarding consolidation of outstanding shares (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form 8-A12G/A (File No. 000-29911))

4.3

Certificate of Amendment to Amended and Restated Certificate of Incorporation regarding change of name to The SCO Group, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form 8-A12G/A (File No. 000-29911))

4.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form 8-A12G/A (File No. 000-29911))

4.5

Rights Agreement dated as of August 10, 2004 by and between the Registrant and Computershare Trust Company, Inc. (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on September 1, 2004 (File No. 000-29911))

5.1	Opinion of Dorsey & Whitney LLP, as to the legality of the securities offered

23.1	Consent of Tanner LC, Independent Registered Public Accounting Firm

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.3	Consent of Dorsey & Whitney LLP (included in Exhibit No. 5.1)

24.1	Powers of Attorney (included with the signatures in Part II of this registration statement)